EXHIBIT 99.1


FOR IMMEDIATE RELEASE                CONTACT: Frederick N. Cooper (215) 938-8312
August 4, 2005                                       fcooper@tollbrothersinc.com
                                                 Joseph R. Sicree (215) 938-8045
                                                     jsicree@tollbrothersinc.com


        TOLL BROTHERS' RECORD FY 2005 3RD QTR HOME BLDG REVENUES RISE 55%
                                TO $1.54 BILLION
             RECORD 3RD QTR-END BACKLOG GROWS 48% TO $6.43 BILLION
             RECORD 3RD QTR CONTRACTS INCREASE 19% TO $1.92 BILLION

Horsham, PA, August 4, 2005 -- Toll Brothers, Inc., (NYSE:TOL) (www.tollbrothers.com), the nation's leading builder of luxury homes, today reported record third-quarter and nine-month results for home building revenues, backlog and contracts for the period ended July 31, 2005. The value of the Company's third-quarter backlog and revenues were the highest for any quarter in its history.

These results are preliminary and unaudited. The Company will announce final totals when it releases third-quarter earnings results on August 25, 2005.

Robert I. Toll, chairman and chief executive officer, stated: "With revenues at nine months running 57% ahead of last year's record total, we remain on track with our previous projection of approximately 70% net income growth in FY 2005. With more than 60% of FY 2006's projected deliveries already in our backlog, we continue to believe that net income in FY 2006 should be approximately 20% higher than in FY 2005.

"We ended this quarter with 230 selling communities and expect to end fiscal 2005 with approximately 237 compared to 220 at FYE 2004. We project we'll reach about 265 selling communities by FYE 2006: Assuming continued healthy demand, we believe this should put us on track for approximately 20% net income growth in FY 2007 over FY 2006.

"Demand for our luxury homes remains strong. Since FY 2000 we have more than tripled our contracts, as tremendous demographics, increasing affluence, product diversification and geographic expansion continue to fuel our growth.

"With buyer appetite so healthy, approximately one-third of our communities now have backlogs stretching out twelve months. Therefore, in a number of communities, we've chosen to hold off taking new home sale contracts rather than lock in sales prices today for deliveries more than a year away. Instead of selling out communities too quickly, we've chosen to ration our supply to maximize profit.

                                    *more*

"In addition to the contracts discussed above, this quarter we signed $63 million of contracts at two of our urban high-rise joint ventures in Hoboken, New Jersey on the Hudson River overlooking the Manhattan skyline. With demand so strong at both Hudson Tea, a 525-unit condo conversion, and at Maxwell Place, where we have just started construction of the first 169-unit tower, we have been able to continually raise prices. We expect to begin delivering units at Hudson Tea in late fiscal 2005, and in the first building at Maxwell Place in late fiscal 2006.

"Joint venture contract totals are reported separately under unconsolidated entities. Toll Brothers' share of the profits from joint ventures are reported as `Equity Earnings in Unconsolidated Entities'.

"With other urban and waterfront high-rise condominiums in our pipeline, we project a stream of profits from this growing line of business."

Joel H. Rassman, chief financial officer, stated: "We delivered 2,310 homes this quarter, which was slightly above our most recent range of guidance. Based on our nine month results, we now believe we will deliver between 8,300 and 8,500 homes in FY 2005, compared to 8,100 to 8,400 homes in our previous guidance.

"We currently control approximately 77,000 lots, compared to 61,250 one year ago, and continue to see attractive land buying opportunities in most markets. We believe our lot position in affluent locations, which represents a five-to-six year supply based on our historic pace of growth, positions us well for the future."

Toll Brothers' preliminary financial highlights for the three-month and nine-month periods ended July 31, 2005 (unaudited):

     o The Company's FY 2005 third-quarter contracts of approximately $1.92 billion (2,746 homes), grew by 19% over FY 2004's third-quarter contracts of $1.61 billion (2,329 homes), the previous third-quarter record. In addition, in third quarter 2005, unconsolidated entities in which the Company had an interest signed contracts of approximately $63.4 million (111 homes).

     o FY 2005's nine-month contracts of approximately $5.57 billion (8,100 homes), grew by 35% over FY 2004's total of $4.11 billion (6,436 homes), the previous nine-month record. In addition, in the nine-month FY 2005 period, unconsolidated entities in which the Company had an interest signed contracts of approximately $164.1 million (270 homes).

     o FY 2005 third quarter-end backlog of approximately $6.43 billion (9,490 homes), the highest for any quarter in the Company's history, increased 48% over FY 2004's third-quarter-end backlog of $4.35 billion (6,856 homes), the previous third-quarter record. In addition, at the end of third quarter 2005, unconsolidated entities in which the Company had an interest had a backlog of approximately $149.4 million (237 homes).


                                     *more*

     o FY 2005 third-quarter home building revenues of approximately $1.54 billion (2,310 homes), the highest for any quarter in the Company's history, increased 55% over FY 2004's third-quarter home building revenues of $991.3 million (1,684 homes), the previous third-quarter record. Revenues from land sales totaled approximately $10.5 million for FY 2005's third quarter, compared to $12.9 million in FY 2004's third quarter.

     o FY 2005 nine-month home building revenues of approximately $3.75 billion (5,812 homes) increased 57% over FY 2004's nine-month home building revenues of $2.40 billion (4,232 homes), the previous nine-month record. FY 2005 revenues from land sales for the nine-month period totaled approximately $21.5 million, compared to $20.9 million in the same period in FY 2004.

     o In addition, in the Company's fiscal 2005 third-quarter and nine-month periods, unconsolidated entities in which the Company had an interest delivered approximately $25.7 million (57 homes) and $90.6 million (207 homes), respectively, compared to $12.1 million (30 homes) and $15.5 million (41 homes), respectively, in the same periods of fiscal 2004. The Company's share of the profits from the delivery of these homes is included in `Equity Earnings in Unconsolidated Entities' on the Company's Income Statement.

     o The Company's guidance of 8,300 to 8,500 projected deliveries for FY 2005 does not include approximately 100 anticipated deliveries associated with the Company's recent acquisition of Landstar Homes' Central Florida Division, for which, due to acquisition accounting, profits will be minimal.

Toll Brothers will be broadcasting live via the Investor Relations section of its website, WWW.TOLLBROTHERS.COM, a conference call hosted by chairman and chief executive officer Robert I. Toll at 2:00 p.m. (EDT) today, August 4, 2005, to discuss these results and our outlook for fiscal 2005. To access the call, enter the Toll Brothers website, then click on the Investor Relations page, and select "Conference Calls". Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software. The call can be heard live with an on-line replay which will follow and continue through August 24, 2005.

Toll Brothers, Inc. is the nation's leading builder of luxury homes. The Company began business in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange and the Pacific Exchange under the symbol "TOL". The Company serves move-up, empty-nester, active-adult and second-home home buyers and operates in 20 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Illinois, Massachusetts, Maryland, Michigan, Minnesota, Nevada, New Jersey, New York, North Carolina, Pennsylvania, Rhode Island, South Carolina, Texas, and Virginia.

                                     *more*

Toll Brothers builds luxury single-family detached and attached home communities, master planned luxury residential resort-style golf communities and urban low, mid- and high-rise communities, principally on land it develops and improves. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, home security, landscape, cable T.V. and broadband Internet delivery subsidiaries. The Company also operates its own lumber distribution, and house component assembly and manufacturing operations.

Toll Brothers, a FORTUNE 500 Company, is the only publicly traded national home building company to have won all three of the industry's highest honors:
America's Best Builder from the National Association of Home Builders, the National Housing Quality Award and Builder of the Year. For more information, visit tollbrothers.com.

Certain information included herein and in other Company reports, SEC filings, statements and presentations is forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements concerning anticipated operating results, financial resources, changes in revenues, changes in profitability, interest expense, growth and expansion, anticipated income from joint ventures and the Toll Brothers Realty Trusts Group, the ability to acquire land, the ability to secure governmental approvals and the ability to open new communities, the ability to sell homes and properties, the ability to deliver homes from backlog, the average delivered price of homes, the ability to secure materials and subcontractors, the ability to maintain the liquidity and capital necessary to expand and take advantage of future opportunities, and stock market valuations. Such forward-looking information involves important risks and uncertainties that could significantly affect actual results and cause them to differ materially from expectations expressed herein and in other Company reports, SEC filings, statements and presentations. These risks and uncertainties include local, regional and national economic conditions, the demand for homes, domestic and international political events, uncertainties created by terrorist attacks, the effects of governmental regulation, the competitive environment in which the Company operates, fluctuations in interest rates, changes in home prices, the availability and cost of land for future growth, the availability of capital, uncertainties and fluctuations in capital and securities markets, changes in tax laws and their interpretation, legal proceedings, the availability of adequate insurance at reasonable cost, the ability of customers to finance the purchase of homes, the availability and cost of labor and materials, and weather conditions.


                                     *more*


#S ARE PRELIMINARY
THREE MONTHS ENDED JULY 31,                                      UNITS                            $ (MILL)
                                                       3RD QTR.         3RD QTR.          3RD QTR.         3RD QTR.
CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                       ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   310              256             183.7           149.8
MID-ATLANTIC (DE, MD, PA, VA)                              886              616             554.4           314.4
MIDWEST      (IL, MI, OH)                                  178              136             110.7            74.4
SOUTHEAST    (FL, NC, SC)                                  236              205             139.5            97.9
SOUTHWEST    (AZ, CO, NV, TX)                              361              205             240.6           124.7
WEST COAST   (CA)                                          339              266             309.2           230.1
                                                         -----            -----           -------         -------
                                                         2,310            1,684           1,538.1           991.3
UNCONSOLIDATED ENTITIES                                     57               30              25.7            12.1
                                                         -----            -----           -------         -------
                                                         2,367            1,714           1,563.8         1,003.4
                                                         =====            =====           =======         =======

CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   459              270             294.8           155.4
MID-ATLANTIC (DE, MD, PA, VA)                              758              748             522.9           473.8
MIDWEST      (IL, MI, OH)                                  149              164             108.4           105.9
SOUTHEAST    (FL, NC, SC)                                  606              361             360.5           229.5
SOUTHWEST    (AZ, CO, NV, TX)                              544              455             393.0           300.0
WEST COAST   (CA)                                          230              331             238.2           341.6
                                                         -----            -----           -------         -------
                                                         2,746            2,329           1,917.8         1,606.2
UNCONSOLIDATED ENTITIES                                    111              188              63.4            79.1
                                                         -----            -----           -------         -------
                                                         2,857            2,517           1,981.2         1,685.3
                                                         =====            =====           =======         =======

BACKLOG
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,508            1,051             966.5           596.1
MID-ATLANTIC (DE, MD, PA, VA)                            2,639            2,305           1,750.8         1,320.6
MIDWEST      (IL, MI, OH)                                  505              458             358.3           279.2
SOUTHEAST    (FL, NC, SC)                                2,081              696           1,150.1           421.5
SOUTHWEST    (AZ, CO, NV, TX)                            1,926            1,278           1,315.1           774.7
WEST COAST   (CA)                                          831            1,068             893.0           953.7
                                                         -----            -----           -------         -------
                                                         9,490            6,856           6,433.8         4,345.8
UNCONSOLIDATED ENTITIES                                    237              172             149.4            71.4
                                                         -----            -----           -------         -------
                                                         9,727            7,028           6,583.2         4,417.2
                                                         =====            =====           =======         =======

                                     *more*

#S ARE PRELIMINARY
NINE MONTHS ENDED JULY 31,                                       UNITS                            $ (MILL)
                                                       9 MONTHS         9 MONTHS          9 MONTHS         9 MONTHS
CLOSINGS                                                 2005             2004              2005             2004
-------------------------------                       ----------       ----------        ---------        ---------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                   793              655             447.3           379.1
MID-ATLANTIC (DE, MD, PA, VA)                            2,308            1,555           1,400.0           789.9
MIDWEST      (IL, MI, OH)                                  414              307             256.8           174.0
SOUTHEAST    (FL, NC, SC, TN)                              588              518             329.3           243.0
SOUTHWEST    (AZ, CO, NV, TX)                              914              544             585.3           313.9
WEST COAST   (CA)                                          795              653             734.5           495.3
                                                         -----            -----           -------         -------
                                                         5,812            4,232           3,753.2         2,395.2
UNCONSOLIDATED ENTITIES                                    207               41              90.6            15.5
                                                         -----            -----           -------         -------
                                                         6,019            4,273           3,843.8         2,410.7
                                                         =====            =====           =======         =======


CONTRACTS
-------------------------------
NORTHEAST
(CT, MA, NH, NJ, NY, RI)                                 1,273              774             814.3           455.8
MID-ATLANTIC (DE, MD, PA, VA)                            2,702            2,186           1,778.5         1,273.5
MIDWEST      (IL, MI, OH)                                  473              471             330.8           289.9
SOUTHEAST    (FL, NC, SC,TN)                             1,450              803             828.3           446.3
SOUTHWEST    (AZ, CO, NV, TX)                            1,489            1,113           1,050.7           691.8
WEST COAST   (CA)                                          713            1,089             762.9           951.8
                                                         -----            -----           -------         -------
                                                         8,100            6,436           5,565.5         4,109.1
UNCONSOLIDATED ENTITIES                                    270              198             164.1            82.2
                                                         -----            -----           -------         -------
                                                         8,370            6,634           5,729.6         4,191.3
                                                         =====            =====           =======         =======


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